quadrax



   FOR IMMEDIATE RELEASE: October 4, 1996

   CONTACT: 	Edward A. Stoltenberg, C.F.O., Quadrax Corporation,
          			tel. (401) 683-6600

			          Hal Levine/Marty Cohen, The Levine Group,
          			tel. (212) 682-8875

              QUADRAX ADJUSTS CLASS C WARRANT PURCHASE PRICE

        PORTSMOUTH, RI--Quadrax Corporation (Nasdaq-Small Cap
   Issues: QDRX) announced today it had adjusted the purchase price of common stock acquirable upon the exercise of its Class C warrants to $3.33 from the previous price of $4.53, which was set on September 1, 1995. The number of shares purchasable upon exercise of each Class C warrant was also adjusted to 4.3264 shares per warrant compared to 3.18 shares as previously established on September 1, 1995.



   Quadrax Corporation produces thermoplastic composite materials using its proprietary fabrication and manufacturing processes for a wide range of high-performance aerospace, commercial and consumer products.



   Note: Quadrax's latest news releases are available at no charge by dialing 1-800-758-5804, ext. 728452, or at
   http://www.prnewswire.com on the Internet.


   Quadrax Corporation
   300 High Point Avenue, Portsmouth,  RI  02871
   Tel: (401)683-6600  Fax: (401)683-6606